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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CPI Aerostructures, Inc.

We consent to incorporation by reference in registration statements No. 333-11669 on Form S-8 and registration statement No. 333-08391 on Form S-3 of CPI Aerostructures, Inc. of our report dated February 6, 1998, relating to the consolidated balance sheets of CPI Aerostructures, Inc. and Subsidiay as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-KSB of CPI Aerostructures, Inc.

Goldstein Golub Kessler & Company, P.C.
New York, New York
March 31, 1998